UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

Intelsat Investments S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	000-50262	98-0346003
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of principal executive offices)	(Zip Code)

+(352) 27 84 1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Amendment of Consent Solicitation

On May 20, 2013, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”) announced that it was amending the terms of its previously announced solicitation of consents (the “Consent Solicitation”) from holders of its 8 1/2% Senior Notes due 2019 (the “2019 Jackson Notes”). Holders of the 2019 Jackson Notes who validly consent to the Proposed Amendments on or prior to 5:00 p.m. New York City time, on May 20, 2013 (the “Expiration Time”) will now be eligible to receive a consent fee of $22.50 per $1,000 principal amount of 2019 Jackson Notes for which consents are received on or prior to the Expiration Time. All other terms of the consent solicitation remain unchanged.

The change in the amount of the consent fee may have important consequences regarding the United States Federal income taxation of U.S. Holders. The information set forth below replaces in its entirety the section entitled “United States Federal Income Taxation” in Intelsat Jackson’s Consent Solicitation Statement dated May 13, 2013 (the “Consent Solicitation Statement”). Capitalized terms used but not defined therein have the meanings given to such terms in the Consent Solicitation Statement.

United States Federal Income Taxation

The following is a summary of certain U.S. federal income tax consequences of the adoption of the Proposed Amendments and receipt of the Consent Payment that may be relevant to Holders of Notes as of the Record Date that hold such Notes as “capital assets” (generally, property held for investment). This summary is for general information purposes only and does not address all aspects of U.S. federal income tax and does not deal with all tax considerations that may be relevant to U.S. Holders in light of their personal circumstances. Therefore, this summary is not intended to be, and should not be construed as, legal or tax advice with respect to any Holder. Holders should consult their own tax advisors regarding the United States federal, state and local, and non-United States tax consequences of the receipt of the Consent Payment and the adoption of the Proposed Amendments.

This summary does not deal with special situations, such as:

•

tax consequences to Holders that may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities, U.S. expatriates or former citizens or long-term residents of the United States;

•	tax consequences to persons holding Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to Holders treated as partnerships or other pass-through entities, “controlled foreign corporations” or “passive foreign investment companies” or investors in such entities; and

•	alternative minimum tax consequences, if any.

The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. Holders should be aware that, due to the factual nature of the inquiry and the absence of relevant legal authorities, there is some uncertainty under current U.S. federal income tax law as to the appropriate tax consequences of the Proposed Amendments and/or the receipt of the Consent Payments. No statutory, administrative or judicial authority directly addresses the treatment of the Proposed Amendments and/or the receipt of the Consent Payments for U.S. federal income tax purposes. We have not sought any ruling from the United

States Internal Revenue Service (the “IRS”), nor have we sought an opinion from counsel with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS will agree with these statements and conclusions, nor is there any assurance that such statements and conclusions will be sustained by a court if challenged by the IRS. This summary also does not address any federal estate and gift tax or any state, local or foreign tax consequences.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the Notes that is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (b) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. A “non-U.S. Holder” is a beneficial owner of the Notes that is not a U.S. Holder and that for U.S. federal income tax purposes, is an individual, corporation, estate or trust.

If a pass-through entity, including a partnership or other entity classified as a partnership for U.S. federal income tax purposes, is a beneficial owner of the Notes, the U.S. federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. Owners or partners of a pass-through entity that is a beneficial owner of the Notes should consult their own tax advisors as to the U.S. federal, state, local and non-U.S. income and other tax consequences of the Consent Solicitation, the Proposed Amendments and the receipt of the Consent Payments.

IRS Circular 230 disclosure: To ensure compliance with Internal Revenue Service Circular 230, each Holder is hereby notified that: (a) any discussion of U.S. federal tax issues herein is not intended or written by us to be relied upon, and cannot be relied upon by such Holder, for the purpose of avoiding penalties that may be imposed on such Holder under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) each Holder should seek advice based on its particular circumstances from an independent tax advisor.

Proposed Amendments and Consent Payment

The U.S. federal income tax consequences to U.S. Holders may depend upon whether the Proposed Amendments and the Consent Payment result in a deemed exchange of “new” Notes for the “old” or original Notes. Treasury Regulations promulgated under Section 1001 of the Code provide that such a deemed exchange occurs if a “significant modification” (within the meaning of the Treasury Regulations) in the terms of the debt instrument has occurred, taking into account all relevant facts and circumstances, including our payment of the Consent Payment.

In general, the Treasury Regulations provide that a deemed exchange occurs as a result of a significant modification of a debt instrument only if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” With respect to certain debt instruments (e.g., fixed rate debt instruments) the Treasury Regulations provide an objective test to determine whether a change in yield is a significant modification. Under this test, a significant modification would occur if the annual yield of the modified debt instrument differs from the annual yield on the unmodified debt instrument by more than the greater of (a) 0.25% (i.e., 25 basis points) or (b) 5% of the annual yield of the unmodified debt instrument (measured as of the date of the modification) due to changed payment terms, including additional payments made by the issuer (such as the Consent Payment). The Treasury Regulations also provide that a modification to a debt instrument that adds, deletes, or alters customary accounting or financial covenants is not a significant modification giving rise to a deemed exchange. The Treasury Regulations, however, do not provide discussions or examples of when a covenant will be considered to be within the scope of the foregoing rules.

Based on the foregoing yield test, the receipt of the Consent Payment will result in a “significant modification” and a deemed exchange to consenting Holders. However, although not clear, the adoption of the Proposed Amendments is likely to be considered a modification of a customary financial covenant that, taken alone, is not itself a “significant modification” of the Notes and, therefore, would likely not result in a deemed exchange for non-consenting Holders.

Consenting U.S. Holders

Based on our view that the adoption of the Proposed Amendments and receipt of the Consent Payment result in a deemed exchange of the Notes, a consenting U.S. Holder that receives the Consent Payment would be deemed to exchange its “old” Notes for “new” Notes for U.S. federal income tax purposes, and generally would recognize gain or loss at the time of such deemed exchange, unless such deemed exchange constitutes a recapitalization.

A deemed exchange generally would constitute a recapitalization and would not be taxable to holders of the Notes if the Notes as originally issued and amended constitute securities. The term “securities” is not defined in the Code or in applicable Treasury Regulations, and it has not been clearly defined by judicial decisions. The classification of a debt instrument as a security is a determination based on all facts and circumstances, including, but not limited to: (i) the term (i.e., duration) of the instrument, (ii) whether or not the instrument is secured, (iii) the degree of subordination of the debt instrument, (iv) the ratio of debt to equity of the issuer, and (v) the riskiness of the business of the issuer. Most authorities have held that the term to maturity of a debt instrument is one of the most significant factors in determining whether it qualifies as a security. A debt instrument with a term of more than ten years generally is treated as a security while a debt instrument with a term of five years or less generally is not treated as a security. Although the matter is not free from doubt, given the terms of the Notes, we intend to take the position that both the “old” Notes and the “new” Notes should be considered securities and the deemed exchange should qualify as a recapitalization.

Assuming a deemed exchange constitutes a recapitalization, a U.S. Holder generally would not recognize any income, gain or loss with respect to the deemed exchange of Notes, except with respect to the receipt of the Consent Payment, as discussed below. A U.S. Holder generally would receive a tax basis in the “new” Note equal to its tax basis in the “old” Note immediately prior to the “deemed” exchange, increased by any gain recognized in respect of the Consent Payment (as discussed below) and decreased by the amount of the Consent Payment, and the U.S. Holder’s holding period for the “new” Note generally would include the period during which the Holder held the “old” Note.

The tax consequences of a U.S. Holder’s receipt of the Consent Payment are not entirely clear. Based on our view that the adoption of the Proposed Amendments and receipt of the Consent Payment result in a deemed exchange of the Notes, we believe that the Consent Payment should be treated as an amount realized in the deemed exchange. In that event, notwithstanding the treatment of the deemed exchange as a recapitalization, a consenting U.S. Holder would recognize gain, but not loss, in an amount equal to the lesser of (1) the Consent Payment or (2) gain realized in the deemed exchange, which generally would be the difference between the amount realized in the deemed exchange (i.e., the sum of the issue price of the “new” Notes as discussed below and the Consent Payment) and such Holder’s tax basis in the original Notes. Such gain would be capital gain. However, it is possible that the IRS could assert that the Consent Payment should be treated for U.S. federal income tax purposes as a separate fee paid to a Holder in consideration of such Holder’s consent to the Proposed Amendments, in which event a U.S. Holder would recognize ordinary income in the amount of the Consent Payment received. Given the substantial uncertainty on this issue, U.S. Holders are urged to consult their tax advisors as to the U.S. federal income tax treatment of the Consent Payment.

Regardless of whether a deemed exchange qualifies as a recapitalization, any amounts received in respect of accrued but unpaid stated interest at the time of the deemed exchange will become immediately taxable as ordinary income to the extent not previously so taxed.

The “new” Notes generally would be treated as issued with original issue discount (“OID”) in an amount equal to the excess, if any (subject to a statutorily defined de minimis exception), of the stated principal amount of the “new” Notes over their “issue price.” For this purpose, because we believe the Notes are traded on an established market within the meaning of applicable Treasury Regulations, the issue price of the “new” Notes should be their fair market value on the date of the deemed exchange. Accordingly, whether a class of Notes that is deemed to have been exchanged for “new” Notes is issued with OID will depend on the trading price of the Notes at the time of the deemed exchange.

Notes held by persons who do not consent and do not receive the Consent Payment may not be deemed to have been exchanged in a deemed exchange, as discussed below, and therefore may be treated as a separate issue from the “new” Notes for tax purposes if the “new” Notes have more than de minimis OID. In such event, the “new” Notes may not be fungible for U.S. federal income tax purposes with the existing notes held by Holders who do not consent to the Proposed Amendments. Any such lack of fungibility could create uncertainties in the pricing of the Notes and could adversely affect the market for the notes.

A Holder that is deemed to hold “new” Notes with OID generally would be required to include the OID in gross income (as ordinary income) under a constant yield method in advance of the receipt of cash attributable to that income, regardless of the holder’s method of tax accounting. OID accruals may be reduced by a portion of the acquisition premium, if any, that a holder has in the “new” Notes. A Holder has “acquisition premium” in the “new” Notes if the Holder’s adjusted tax basis in the “new” Notes is greater than the issue price of the “new” Notes, but less than or equal to their stated principal amount. If a Holder’s adjusted tax basis in the “new” Notes exceeds their stated principal amount, the Holder will be considered to have acquired the “new” Notes with “amortizable bond premium” and such Holder will not be required to include any OID in income. A Holder generally may elect to amortize any amortizable bond premium over the remaining term of the “new” Notes on a constant yield method as an offset to stated interest otherwise includible in income under the Holder’s regular accounting method. If the Holder does not elect to amortize any amortizable bond premium, that amortizable bond premium will decrease the gain or increase the loss a Holder otherwise would recognize on disposition of the “new” Notes.

Non-Consenting U.S. Holders

Non-consenting U.S. Holders that do not consent and do not receive the Consent Payment would not be deemed to have exchanged their Notes for “new” Notes because as discussed above the adoption of the Proposed Amendments alone is likely not to constitute a significant modification that results in a deemed exchange. Accordingly, non-consenting U.S. Holders would not recognize gain or loss as a result of the Proposed Amendments and would instead be considered to retain their original Notes. In that case, if the “new” Notes held by Holders who consented to the Proposed Amendments have OID, the original Notes would not be fungible for tax purposes with the “new” Notes. Any such lack of fungibility could create uncertainties in the pricing of the notes and could adversely affect the market for the notes. Moreover, because a broker or other intermediary responsible for issuing IRS Forms 1099 to Holders would likely to be unable to differentiate between the “new” Notes and the “old” Notes, for reporting purposes such intermediary might treat all outstanding Notes, including the existing Notes, as having equal amounts of OID. U.S. Holders are urged to consult their own tax advisors about this issue (including whether it would be possible for a non-consenting Holder to demonstrate that it owns Notes that were not subject to a deemed exchange).

Medicare Tax on Net Investment Income

For taxable years beginning after December 31, 2012, certain U.S. Holders that are individuals, trusts, or estates are required to pay a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the taxable year, including interest and gain from the sale of certain debt instruments, which is not derived in the ordinary course of business, and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include any income or gain recognized by such holder with respect to the Notes, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). Interest and capital gain, if any, realized in connection with the proposed amendment of the Consent Solicitation would be subject to such tax. As discussed above, it is unclear whether the Consent Payments will be treated as additional payments on the Note, includible in a U.S, Holder’s “net investment income”, or as a separate fee, includible in the U.S. Holder’s adjusted gross income. If the Consent Payments are treated as additional payments on the Note, such payments would also be subject to such tax. If the Consent Payments are treated instead as a separate fee, a U.S. Holder’s own circumstances will determine whether the holder will be required to pay such tax. Because of the complexities and uncertainties in this area, U.S. Holders are urged to consult their own tax advisors regarding the application of this tax to their particular circumstances.

Backup Withholding and Reporting Requirements

Consent Payments made within the United States (including payments made by wire transfer from outside the United States to an account maintained in the United States) will be subject to information reporting. Backup withholding at the rate of 28% may apply with respect to the Consent Payment unless a U.S. Holder (i) comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding by providing an IRS Form W-9 or completing the Substitute Form W-9 included in the Consent Letter and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide his correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount withheld under these rules will be creditable against such Holder’s federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The Consent Payment, if any, and interest paid to a non-U.S. Holder, generally will not be subject to U.S. federal income tax unless the income is effectively connected with such Holder’s conduct of a trade or business in the United States. Any gain or income (other than income attributable to accrued but unpaid interest which will be treated as described above) realized by a non-U.S. Holder on the disposition of the Notes will generally not be subject to U.S. federal income tax unless the gain or income is effectively connected with such Holder’s conduct of a trade or business in the United States or such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meet certain other conditions. If a non-U.S. Holder is engaged in a trade or business in the United States and if the Consent Payment, if any, or interest paid on the Notes is effectively connected with the conduct of that trade or business, such non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder. Non-U.S. Holders should consult their own tax advisers about other U.S. tax consequences of the ownership and disposition of the Notes, including the possible imposition of a 30% branch profits tax.

Non-U.S. Holders will generally be exempt from backup withholding and information reporting requirements with respect to payments made outside the United States by a non-U.S. payor. However, payments made in the United States or by or through brokers or other intermediaries with certain U.S. connections may be subject to the information reporting and backup withholding rules, in which case Non-U.S. Holders may be required to certify that they are not U.S. persons or otherwise establish an exemption from these rules. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release dated May 20, 2013 entitled “Intelsat Announces Amendment of Consent Solicitation”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT INVESTMENTS S.A.

Date: May 20, 2013	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated May 20, 2013 entitled “Intelsat Announces Amendment of Consent Solicitation”